                                                                    EXHIBIT 10.5

           [FORM OF] SPECIAL CASH-BASED RSU GRANT FOR MARCH 2007 AWARD

In recognition of your contributions to GM's 2006 performance and your continued leadership in GM's turnaround, the Executive Compensation Committee has approved a special one-time Cash-based RSU granted on [____]. This grant will vest ratably over the next [____] years.

DENOMINATION OF CASH-BASED RSU GRANT / DIVIDEND EQUIVALENTS

The Cash-based RSU grant is denominated in shares of GM $ 1-2/3 par value Common stock and payable in cash at each vesting date. The number of units approved by the ECC for you is [____]. Quarterly dividend equivalents will be paid if declared in cash, beginning with the first payment in [____].

VESTING AND DELIVERY

Provided all terms and conditions are met, the grant will vest ratably over the next [____] years and will be paid in cash on the following schedule: [____] of the grant will be valued and paid on (or paid as soon as practicable following) each of the following dates: [____] and will be included in your payroll check following the valuation date.

The vesting and payment of the Cash-based RSU grant is subject to the Conditions Precedent as stipulated in the GM 2006 Cash-based Restricted Stock Unit Plan.

The treatment of the unvested special Cash-based RSUs upon termination of employment is summarized below:

                EVENT                       TREATMENT OF UNVESTED RSU GRANT
                -----                       -------------------------------
Voluntary employment termination       Forfeited in its entirety
(quit), involuntary termination (for
cause), unpaid personal leave (other
than short-term disability or Family
Medical Leave Act [FMLA]), violation
of Conditions Precedent

Permanent Disability or Death          Vesting accelerated; remaining unvested
                                       units would be valued and paid as soon
                                       as practicable to employee/beneficiary

Retirement, mutually satisfactory      Grant to be delivered on the schedule
release or involuntary termination     set forth above subject to continued
(without cause)                        compliance with the conditions
                                       precedent other than continued service

Change in Control                      Vesting accelerated; remaining unvested
                                       units would be valued and paid
                                       immediately


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Notwithstanding the payment schedule described above, the 2006 Cash-based
Restricted Stock Unit Plan permits us to accelerate or delay payment to you if required to avoid penalties under Section 409A of the Code. In most cases, you may not be able to receive payments in the first six months following your termination of employment.

SEC REPORTING REQUIREMENTS

Since these Cash-based RSUs are time-based they were reported immediately on a Form 4.

AWARD SUBJECT TO THE PLAN

This Award is issued under and subject to the provisions of the 2006 Cash-based Restricted Stock Unit Plan. Where the provisions of this Award expressly deviate from the terms of the Plan, the provisions of this Award shall be controlling.

Please indicate your receipt of this term sheet by signing below and returning this to me.


-------------------------------------   ------------------------
                                        Date

Conditions Precedent: Vesting and delivery of any incentive plan awards and/or grants are subject to all of the 2006 Cash-based Restricted Stock Unit Plan terms, including the satisfaction of the following conditions precedent:

- Continued service as an employee with General Motors (unless waived by the Executive Compensation Committee [ECC] of the General Motors Board of Directors)

- Refrain from engaging in any activity which in the opinion of the ECC is competitive with any activity of General Motors Corporation or any subsidiary, and from acting in any way inimical or contrary to the best interests of General Motors Corporation (either prior to or after termination of employment)

- Furnish as shall be reasonably requested information with respect to the satisfaction of conditions precedent (except following a Change in Control).


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